Exhibit 99.1

Contact:	Norman C. Chambers President & Chief Executive Officer (281) 897-7788
NCI BUILDING SYSTEMS NARROWS RANGE OF THIRD-QUARTER EARNINGS

SOLID DEMAND DRIVES SHIPMENTS AND MARGINS IN LINE WITH EXPECTATIONS

HOUSTON (August 13, 2007) — NCI Building Systems, Inc. (NYSE: NCS) today announced that, based on preliminary results, it is narrowing its guidance for earnings per diluted share for the third quarter ended July 29, 2007, which assumes a $0.05 dilutive impact from NCI’s 2.125% Convertible Senior Subordinated Notes, to a range of $0.96 to $1.01. Excluding dilution of the Notes, earnings per diluted share is expected to be in a range of $1.01 to 1.06 as compared to the previous range of $0.92 to $1.12.
     “Our decision to narrow our guidance range for the third quarter of fiscal 2007 reflects preliminary financial and operating results that are in line with our expectations,” commented Norm Chambers, President and Chief Executive Officer of NCI. “Given mixed signals in the market regarding the strength of the national economy, we are pleased with the anticipated and substantial seasonal strengthening of industry conditions during the third quarter, which was consistent with the early indications we saw in April. For example, the low-rise nonresidential sector grew 10% in June from May in terms of square footage for new construction starts, or 30% in dollar value according to McGraw-Hill. With the strengthening market environment, our quote activity remained at a high level, contributing to a further increase in our backlog by the end of the quarter to a new record of $472 million, which includes $19 million from our Components’ buildings, up from $449 million at the end of the second quarter. Supporting our expectations for continued solid demand, the American Institute of Architects’ Billing and Inquiry survey, a forward indicator of construction spending nine to 12 months in the future, rose in June to its highest level for calendar 2007, building on the growth it experienced in May.
     “The seasonal improvement, combined with production related to our second-quarter backlog, drove increased shipments for each of our three business segments, as well as improved manufacturing capacity utilization and segment operating margins. Our results for the third quarter also benefited from our second-quarter investment in steel inventory and the return to a more normal pricing environment in our Components business. In addition, we achieved continuing gains from the ongoing integration of Robertson-Ceco’s operations into NCI and from our previously discussed initiative to reduce budgeted selling, general and administrative expenses for fiscal 2007, now by at least $25 million.
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10943 N. Sam Houston Parkway W. • Houston, Texas 77064
P.O. Box 692055 • Houston, Texas 77269-2055 • Telephone: (281) 897-7788 • Fax: (281) 477-9675

     “We intend to provide more detail on our third-quarter results and our full-year earnings guidance when we release our final results for the quarter on September 4, 2007, and in the conference call the following day.”
     This release contains forward-looking statements concerning NCI’s business and operations and industry conditions, including among others industry trends, steel pricing, growth expectations and margin expansion. These statements and other statements identified by words such as “guidance,” “potential,” “expect,” “should” and similar expressions are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause NCI’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially are the possibility that the anticipated benefits from the RCC acquisition cannot be fully realized; the possibility that costs or difficulties related to the integration of the RCC operations into the Company’s operations will be greater than expected; industry cyclicality and seasonality; fluctuations in demand and prices for steel; the financial condition of NCI’s raw material suppliers; competitive activity and pricing pressure; ability to execute NCI’s acquisition strategy; and general economic conditions affecting the construction industry. Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 29, 2006, identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.
     NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. The Company operates 45 manufacturing and distribution facilities located in 18 states, as well as Mexico and Canada.
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10943 N. Sam Houston Parkway W. • Houston, Texas 77064
P.O. Box 692055 • Houston, Texas 77269-2055 • Telephone: (281) 897-7788 • Fax: (281) 477-9675